SYNTHETIC BIOLOGICS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: CSW84

Number of Shares of Common Stock: 100,000

Issue Date: February 2, 2012, the date that NYSE Amex LLC approval was received

Expiration: February 1, 2017

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER AND THE HOLDER DELIVERS TO THE ISSUER AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR SUCH OFFER, SALE OR TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN LOAN OR EXTENSION OF CREDIT SECURED BY THIS WARRANT OR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT WITHOUT REQUIRING THE CONSENT OF THE ISSUER OR THE DELIVERY OF ANY SUCH OPINION.

THIS CERTIFIES that in consideration for services to be provided, Griffin Securities, Inc. or any subsequent holder hereof (the “Holder”), has the right to purchase from Adeona Pharmaceuticals, Inc., a Nevada corporation (the “Company”), up to One Hundred Thousand (100,000) fully paid and nonassessable shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), at any time after the date of issue and ending at 5:00 p.m., New York time, on the fifth (5th) anniversary of the Issue Date.

1.	Exercise.

(a) Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time as to all or any part of the shares of Common Stock issuable hereunder (the “Warrant Shares”). The “Exercise Price” for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be equal to $1.14, subject to adjustment for the events specified in Section 5 below. The Holder may pay the Exercise Price in either of the following forms or, at the election of the Holder, a combination thereof:

(i) through a cash exercise (a “Cash Exercise”) by delivering immediately available funds, or

(ii) through a cashless exercise (a “Cashless Exercise”). The Holder may effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y x (A-B)/A

where:	X = the number of Warrant Shares to be issued to the Holder;

Y = the number of Warrant Shares with respect to which this Warrant is being exercised;

A = the Trading Price as of the Exercise Date; and

B = the Exercise Price.

For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date. For purposes hereof, (A) “Trading Price” shall mean the average daily VWAP for the Common Stock for the five trading days immediately preceding the Exercise Date and (B) “VWAP” on a trading day means the volume weighted average price of the Common Stock for such trading day on the principal market on which the Common Stock then trades as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Company and reasonably satisfactory to the Holder. If VWAP cannot be calculated for the Common Stock on such trading day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation, and shall cause such investment banking firm to perform such determination and notify the Company of the results of determination no later than two (2) business days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

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(b) Exercise Notice. In order to exercise this Warrant, the Holder shall (i) send by facsimile transmission, at any time prior to 5:00 p.m., New York time, on the business day on which the Holder wishes to effect such exercise (the “Exercise Date”), to the Company an executed copy of the notice of exercise in the form attached hereto as Exhibit A (the “Exercise Notice”), (ii) deliver the original Warrant and (iii) in the case of a Cash Exercise, pay the Exercise Price to the Company by wire transfer in immediately available funds. The Exercise Notice shall also state the name or names (with address) in which the shares of Common Stock that are issuable on such exercise shall be issued. If shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto.

(c) Holder of Record. The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares, subject to payment of the Exercise Price. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company, including, without limitation, the right to vote, the right to receive dividends or other distributions made to shareholders of the Company, and the right to exercise preemptive rights, prior to the Exercise Date.

(d) Cancellation of Warrant. This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

2. Delivery of Warrant Shares Upon Exercise. Upon receipt of an Exercise Notice pursuant to Section 1, the Company shall, no later than the close of business on the later to occur of (i) the third (3rd) business day following the Exercise Date set forth in such Exercise Notice and (ii) the date on which the Company has received payment of the Exercise Price and the taxes specified in Section 1(b), if any, are paid in full (a “Delivery Date”), issue and deliver or cause to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder by, as long as the Transfer Agent participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”), crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST, or if the Warrant Shares are not otherwise eligible for delivery through FAST, or if the Holder so specifies in an Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date.

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3.	Adjustments to Exercise Price; Distributions; Repurchase Right.

(a) Subdivision or Combination of Common Stock. If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased. Any adjustment made pursuant to this Section 4(a) that results in a decrease or increase in the Exercise Price shall also effect a proportional increase or decrease, as the case may be, in the number of shares of Common Stock into which this Warrant is exercisable.

(b) Distributions. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend or otherwise (including any dividend or distribution to the Company’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a “Distribution”), the Company shall deliver written notice of such Distribution (a “Distribution Notice”) to the Holder at least fifteen (15) business days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the “Record Date”) and (ii) the date on which such Distribution is made (the “Distribution Date”). The Holder shall be entitled, at its option (to be exercised by written notice delivered to the Company on or before the fifteenth (15th) business day following the date on which a Distribution Notice is delivered to the Holder), either (A) upon any exercise of this Warrant on or after the Record Date, to be entitled to receive, on the Distribution Date (for any exercise effected prior to the Distribution Date) or the applicable Delivery Date (for any exercise effected after the Distribution Date), the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such exercise (without giving effect to any limitations on such exercise contained in this Warrant or the Purchase Agreement) had the Holder been the holder of such shares of Common Stock on the Record Date or (B) upon any exercise of this Warrant on or after the Distribution Date, to reduce the Exercise Price applicable to such exercise by reducing the Exercise Price in effect on the business day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company’s Board of Directors. Notwithstanding anything herein to the contrary, if the Holder does not notify the Company of whether the Holder has elected clause (A) or (B) in the preceding sentence by the date that is fifteen (15) business days after the date on which the Company delivers a Distribution Notice to the Holder, the Company shall have the right, exercisable upon written notice to the Holder, to determine whether clause (A) or (B) shall be applicable to exercises of this Warrant effected on or after the Distribution Date.

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4. Major Transactions. In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a “Major Transaction”), the Company will give the Holder at least ten (10) Trading Days’ written notice prior to the earlier of (I) the closing or effectiveness of such Major Transaction and (II) the record date for the receipt of such shares of stock or securities or other assets, and the Holder shall be permitted to exercise this Warrant in whole or in part at any time prior to the record date for the receipt of such consideration and shall be entitled to receive, for each share of Common Stock issuable to the Holder upon such exercise, the same per share consideration payable to the other holders of Common Stock in connection with such Major Transaction. If and to the extent that the Holder retains this Warrant or any portion hereof following such record date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company with respect to this Warrant, with such adjustments to the Exercise Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of this Warrant to the Holder.

5. Piggyback Registration. . If at any time after the issuance hereof and prior to the that all of the Warrant Shares shall be issuable without restricted under Rule 144 or three years after the date hereof, the Corporation shall determine to register any of its securities, either for its own account or the account of a security holder other than a registration relating solely to employee benefit plans, the Corporation will:

(i)	promptly give to the Holder written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Warrant Shares specified in a written request or requests made within twenty (20) days after receipt of such written notice from the Holder.

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If the registration of which the Corporation gives notice is for a registered public offering involving an underwriting, the Corporation shall so advise the Holder as a part of the written notice given pursuant to clause (i) above. In such event the right of the Holder to registration pursuant to this Agreement shall be conditioned upon the inclusion of the Holder’s Warrant Shares in the underwriting to the extent provided herein. All stockholders proposing to distribute their securities through such underwriting shall (together with the Corporation) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Corporation with the approval of the Holder. If the underwriter shall determine in good faith and advise the Corporation in writing that it is its opinion that the number of Warrant Shares requested to be included exceeds the number that can be sold in the offering without materially adversely affecting the distribution of such securities, the Corporation will include in such registration (i) first, the securities that the Corporation proposes to sell and (ii) second, the Holder’s securities requested to be included in such registration pro rata among the Holders and (iii) third, securities of the holders of other securities requesting registration. If a piggyback registration consists only of underwritten secondary registration on behalf of holder’s of the Corporation’s securities and the underwriter shall determine in good faith and advise the Corporation in writing that it is its opinion that the number of Warrant Shares requested to be included exceeds the number that can be sold in the offering without materially adversely affecting the distribution of such securities, the Corporation will include in such registration (i) first, the Holder’s securities requested to be included in such registration pro rata among the Holders and (ii) second, the securities of the holders of other securities requesting registration. If the Holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Corporation and the underwriter. Any Warrant Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

6. Fractional Interests. No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, the Company shall, in lieu of issuing any such fractional share, pay to the Holder an amount in cash equal to the product resulting from multiplying such fraction by the Trading Price as of the Exercise Date.

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7. Transfer of this Warrant. The Holder may not sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, unless such sale or other disposition is made pursuant to an effective registration statement or the Holder provides the Company with an opinion of counsel reasonably acceptable to the Company that the transfer may be made without registration under the Securities Act and applicable state securities laws an exemption from the registration requirements of the Securities Act, and applicable state securities laws. Upon such transfer or other disposition, the Holder shall deliver this Warrant to the Company together with a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (a “Transfer Notice”), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within ten (10) business days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder a Warrant for the remaining number of Warrant Shares.

8. Benefits of this Warrant; Headings. This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder. The headings used in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

9. Loss, theft, destruction or mutilation of Warrant. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date in replacement for the lost, stolen, destroyed or mutilated Warrant.

10. Notice or Demands. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a business day, in which case such delivery will be deemed to be made on the next succeeding business day, (ii) on the next business day after timely delivery to an overnight courier and (iii) on the business day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

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If to the Company or the Issuer:

Synthetic Biologics, Inc.

3985 Research Park Drive, Suite 200

Ann Arbor, MI 48108

Tel: (734) 332-7800

Fax: (734) 332-7878

and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.

11. Taxes. The issue of stock certificates on exercises of this Warrant shall be made without charge to the exercising Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Warrant exercised, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

12. Governing Law. This Warrant shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. The Company hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to it at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

13. Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Holder, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

14. Successors and Assigns. This Warrant shall be binding upon the successors and permitted assigns of the parties. The Company may not assign its rights or obligations under this

Agreement without the prior written consent of the Holder, which consent shall not be unreasonably withheld.

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IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.

SYNTHETIC BIOLOGICS, INC.

By:	/s/ C. Evan Ballantyne
Name: C. Evan Ballantyne
Title: Chief Financial Officer

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EXHIBIT A to WARRANT

EXERCISE NOTICE

The undersigned Holder hereby irrevocably exercises the right to purchase of the shares of Common Stock (“Warrant Shares”) of ____________ (the “Company”) evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.	Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

______ a Cash Exercise with respect to _________________ Warrant Shares; and/or

______ a Cashless Exercise with respect to _________________ Warrant Shares, as permitted by Section 1(a) of the attached Warrant.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $________________ to the Company in accordance with the terms of the Warrant.

By tendering this Exercise Notice, the Holder represents to the Company that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act, and that it is acquiring the Warrants Shares solely for its own account, and not with a present view to the public resale or distribution of all or any part thereof.

Date: ______________________

___________________________________

Name of Registered Holder

By: _______________________________

       Name:

       Title:

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EXHIBIT B to WARRANT

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase shares of the Common Stock of ____________ evidenced by the attached Warrant.

Date: ______________________

___________________________________

Name of Registered Holder

By: _______________________________

       Name:

       Title:

By tendering this Transfer Notice, the above named transferee represents to the Company that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act, and that it is acquiring the Warrants solely for its own account, and not with a present view to the public resale or distribution of all or any part thereof.

_________________________________

Transferee

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